EXHIBIT 10.6

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Equity Pledge Agreement

This Equity Pledge Agreement (the “Agreement”) is executed by the following parties on the 10th day of Nov, 2010 in Chongqing, China.

Recitals:

WHEREAS, Haoji Xia, Wanting Fei are the shareholders of the Chongqing Zhongbao Investment Group Limited Liability Company (the “Zhongbao”) and collectively hold 100% of Zhongbao’s equity.

WHEREAS, Chongqing Difa Investment Management Ltd. (the “Pledgee”) is a wholly foreign-owned limited liability company duly registered and existing under the laws of the People’s Republic of China (hereinafter referred to as “China”, for the purposes of this Agreement, exclude Hong Kong, Macao and Taiwan).

WHEREAS, the Pledgors undertake not to transfer, either in its entirety or in part, any of the equity held by them in Zhongbao, including any rights and interests thereof, to any party other than the Pledgee.

WHEREAS, in order to ensure that the Pledgors perform the Secured Obligations, the Pledgors hereby pledge one hundred percent (100%) Zhongbao’s equity to the Pledgee.

To clearly define the rights and obligations of the parties, the parties hereto agree as follows:

Article I  Definition

Unless otherwise provided in this Agreement, the terms in this Agreement should be defined as follows:

1.1  Pledge Right means the rights set forth in Article 2 of this Agreement.

1.2  Pledgors refer to all and any of the shareholders of Zhongbao both collectively and individually in this Agreement.

1.3  Pledged Equity means the equity interest held by Pledgors in Zhongbao and all present and future rights and benefits arising therefrom.

1.4  Event of Default refers to any event set forth in Article 8 hereof.

1.5  Notice of Default means the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

1.6  Secured Obligations shall mean all obligations and liabilities the Pledgors bear to the Pledgee under the agreements therebetween (entered into either in writing or orally).

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Article II  Pledge

2.1  The Pledgors pledge all the 100% equity in Zhongbao to the Pledgee as security for the performance of the Secured Obligations, as well as liquidated damages, injuries, and expenses incurred in the course of the exercise of Pledge Rights (“Equity Pledge”).

2.2  The Pledge Right means the priority rights enjoyed by the Pledgee to be reimbursed from the discounted sale or auction of the Pledged Equity.

2.3  Unless the Pledgee agrees otherwise in writing, the Equity Pledge may only be discharged after the Secured Obligations have been appropriately performed by the Pledgors, which has been confirmed in writing by the Pledgee. The Pledge Rights enjoyed by the Pledgee shall remain intact till all the abovementioned Secured Obligations have been fulfilled.

Article III  Effectiveness

3.1  The Agreement will enter into force upon the registration of the Equity Pledge with the competent Administration of Industry and Commerce (AIC).

3.2  During the term of the Equity Pledge, if the Pledgors fail to fulfill the Secured Obligations, the Pledgee is entitled to exercise the Pledge Rights provided herein.

Article IV  Possession of Certificate of Pledged Equity

4.1  The Pledgors shall deliver to the Pledgee the capital contribution certificate (original) of Zhongbao, which shall be kept at the Pledgee’s custody during the term of the Equity Pledge provided herein. The capital contribution certificate(original) of Zhongbao shall be delivered by the Pledgors to the Pledgee within one(1) week after the execution of this Agreement, in conjunction with the certification which indicates that the Equity Pledge has been duly recorded in the register of members of Zhomgbao and registered with the competent AIC .

4.2 Without the written consent of the Pledgee, during the term of this Agreement, all the proceeds obtained by the Pledgors which are generated from the Pledged Equity (if any, including but not limited to any dividends, profits etc.), shall also be deemed as security for the fulfillment of the Secured Obligations. The Pledgors shall deposit the above proceeds generated from the Pledged Equity into the account designated by the Pledgee.

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Article V  Representations and Warranties of the Pledgors

The Pledgors represent and warrant as follows to the Pledgee as of the execution date of the Agreement, and acknowledge that the Pledgee relies on the following representations and warranties to enter into this Agreement.
5.1  Zhongbao is a Chinese enterprise duly registered and existing under Chinese laws.

5.2  Zhongbao has obtained all the necessary government approvals, authorizations and permits for its business operation and has completed all the necessary registration and filing procedures.

5.3  All the Pledgors have the civil rights and capacity for the execution and performance of this Agreement.

5.4  The execution and performance of the Agreement complies with the articles of association and other documents of Zhongbao. The Pledgors have obtained all the necessary approvals and authorizations to execute and perform this Agreement.

5.5  The Agreement executed and performed by the Pledgors does not violate any binding Chinese laws, or any government approvals, authorizations, circulars or other documents; nor does it violate any deed, contract or agreement in which any of the Pledgors is a party.

5.6  The Pledgors have paid all 100% capital contributions in Zhongbao in accordance with Chinese law and obtained the capital verification report issued by a qualified accounting firm.

5.7  Except the Equity Pledge under this Agreement, the Pledgors have not set up any other pledge, security interest or any other encumbrances on all or part of the Zhongbao’s equity. As for this Equity Pledge, the Pledgors have complete and good title of the Pledged Equity of Zhongbao

5.8  As of the execution of this Agreement, the Pledgors or Zhongbao have not conducted any action which may cause any significant adverse effects to Zhongbao’s assets, business or the Pledgors’ responsibility.

5.9  Except for the Exclusive Acquiring Letter signed by the Pledgors and the Pledgee, the Pledgors have not made any offer to any third party to transfer or otherwise dispose of all or any part of the Pledged Equity, nor entered into any agreement with any third party regarding the purchase of all or any part of the Pledged Equity.

5.10  The Pledgors have not created any mortgage, pledge or any other priority on the rights and interests of any Zhongbao’s assets.

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5.11  All the documents delivered from the Pledgors to the Pledgee are true, complete and accurate, in which no inaccuracies or misleading omissions or false statements exist.

5.12  At any time, the exercise of the rights hereunder by the Pledgee shall not be hindered by any other party.

5.13  The Pledgee is entitled to exercise the Pledge Right in a manner consistent with the laws and this Agreement.

5.14  As of the execution date of this Agreement, the Pledgors warrant that there is no ongoing civil, administrative or criminal punishment or arbitration on the Pledged Equity, and are not aware of any future civil, administrative or criminal punishment or arbitration on the Pledged Equity.

5.15  As of the execution date of this Agreement, there are no outstanding and unpaid taxes or fees, nor are there any pending legal procedures or formalities related to the Pledged Equity.

5.16  The provisions hereof reflect the Pledgors’ authentic thinking, and shall be binding on the Pledgors.

Article VI  The Pledgors’ Covenants

6.1  During the term of this Agreement, the Pledgors covenant to the Pledgee that:

6.1.1 Except for the transfer of the equity to the Pledgee or any person designated by the Pledgee at the Pledgee’s request,, without the prior written consent of the Pledgee, the Pledgors may not transfer the Pledged Equity, and not be allowed to set up or allow any pledge that may affect the rights and interests of the Pledgee;

6.1.2 From the execution date till the day the Equity Pledge was terminated, without the written consent of the Pledgee, the Pledgors or Zhongbao shall not take any action that may have any significant adverse effects to the assets or business of Zhongbao or the Pledgors’ responsibility;

6.1.3 From the execution date till the Equity Pledge was terminated, the Pledgors covenant that without the prior written consent of the Pledgee, the Pledgors will not set up any mortgage, pledge or any other encumbrances on Zhongbao’s assets.

6.1.4 The Pledgors shall comply with and implement all applicable laws and regulations, and upon the receipt of any notice, instructions or recommendations from the relevant authorities, the Pledgors shall present the same to the Pledgee within five days and follow Pledgee’s reasonable instructions;

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6.1.5 The Pledgors shall notify the Pledgee of any event which may affect all or part of the Pledged Equity or any received notice or any event which may effect the Pledgors’ obligations hereunder, and act in accordance with the Pledgee’s reasonable instructions.

6.1.6 The Pledgors shall comply with the representations and warranties set forth in clause 5 and maintain their effectiveness.

6.2  The Pledgors agree that the exercise of the rights hereunder by the Pledgee shall not be interrupted or hindered by the Pledgors or the heirs or trustors thereof or any other person.

6.3  The Pledgors covenant to the Pledgee that, to protect or improve the security of the Secured Obligations of this Agreement, the Pledgors will execute in good faith all certificates, contracts and procure that the same be signed by all related parties, and / or perform and urge all related parties to perform all conducts required by the Pledgee. The Pledgors covenant to facilitate the exercise of the rights by the Pledgee, and execute with the Pledgee or any third party designated by the Pledgee to execute all the relevant variation documents of the capital contribution certificate and provide the Pledgee with all the files it deems necessary within a reasonable period.

6.4  The Pledgors covenant to the Pledgee that, for the benefits of the Pledgee, the Pledgors shall comply with and perform all the covenants, undertakings, representations and warranties. In case of non-performance or incomplete performance, the Pledgors shall compensate all the losses incurred therefrom to the Pledgee.

Article VII  Event of Default

7.1  Each of the following events shall constitute an Event of Default:

7.1.1  The Pledgors or his successor or trustees fails to perform the Secured Obligations;

7.1.2  Any representation or warranty made by the Pledgors under Article Ⅴ of this Agreement is misleading or untrue;

7.1.3  The Pledgors violate any warranty in Article  V or covenants in Article Ⅵ;

7.1.4  The Pledgors violate any provision of this Agreement;

7.1.5  Violate the clause 6.1.1 of this Agreement, the Pledgors abandon the Pledged Equity or transfer the Pledged Equity without the written consent of the Pledgee.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

7.1.6  Any of the Pledgors' loans, guarantees, indemnifications, commitments or other indebtedness causing prepayment to any third party (1) due to violation of any agreement with the third party; or (2) become due debt but failed to be paid on time and the Pledgee believe that the Pledgors' ability to perform the Secured Obligations under this Agreement has been impaired;

7.1.7  The Pledgors can not pay the common debts or any other debts;

7.1.8  As a result of the enactment of new laws, this Agreement is illegal or the Pledgors can not continue to fulfill this obligation under the Agreement;

7.1.9  Any of the approvals, licenses, permits or authorizations from government agencies that make this Agreement enforceable, legal and effective has been withdrawn, terminated, invalidated or substantively revised;

7.1.10 Any adverse change has taken place to any properties owned by the Pledgors, which leads the Pledgee to believe that the Pledgors' ability to perform their obligations under this Agreement has been impaired;

7.1.11 Zhongbao is suspended or terminated or ordered to suspend or dissolve.

7.1.12 Any other events in which the Pledgee is unable to exercise the Pledge Right according to the relevant laws and regulations.

7.2  The Pledgors shall immediately notify the Pledgee in writing of any event set forth in clause 7.1 or any circumstances which may lead to any such event as soon as the Pledgors know or are aware of such event.

7.3  Unless an Event of Default set forth in this clause 7.1 has been solved to the satisfaction of the Pledgee, the Pledgee may, upon the occurrence of an Event of Default or at any time thereafter, issue a notice to the Pledgors in writing and demand the Pledgors to perform the Secured Obligations immediately (“Notice of Default”), or exercise Pledge Rights in accordance with Article Ⅷ of this Agreement.

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Article VIII  Exercise of Pledge Rights

8.1  Prior to the full performance of the Secured Obligations, the Pledgors shall not assign the Pledged Equity without the Pledgee's written consent.

8.2  The Pledgee shall issue a Notice of Default to the Pledgors before exercising the Pledge Rights.

8.3  Subject to the provisions of clause 7.3, the Pledgee may exercise the right to dispose of the Pledged Equity concurrently with the issuance of the Notice of Default in accordance with clause 7.3 or at any time after the issuance of the Notice of Default.

8.4 The Pledgee shall have the right to dispose of the Pledged Equity in part or in whole under this Agreement and shall have the priority of payment in accordance with the legal procedures including but not limited to sale the Pledged Equity at a discount or put it in an auction .

8.5 When the Pledgee exercises the Pledge Rights in accordance with this Agreement, the Pledgors shall not create any impediment, and shall provide necessary assistance to enable the Pledgee to exercise the Pledge Rights.

Article IX  Liability of Default

9.1  That the Pledgors violate, or do not honor the Secured Obligations in a timely manner, or any event as described in clause 7.1 occurs shall be deemed as the Pledgors’ breach of this Agreement. The Pledgee may dispatch a notice of requesting the Pledgors to correct the breach action in a timely manner and take effective measures to eliminate the consequences of such breach and to compensate the Pledgee all the losses incurred from such breach.

9.2  If the Pledgors breaches the Agreement, the Pledgee, in accordance with its reasonable and objective discretion, recognizes that it is infeasible or unfair for the Pledgee to fulfill its obligations hereunder, the Pledgee may by notice in writing to the Pledgors suspend the performance of its obligations under the Agreement until the Pledgors stop its breach action and taken effective measures to eliminate the consequences of such breach and made compensation to the Pledgee for the losses incurred from such breach.

9.3  The losses referred to in this article incurred by the Pledgee include all the direct economic losses, any reasonably foreseeable indirect economic losses arising therefrom, as well as related costs, including but not limited to legal fees, court fees, arbitration fees and travel costs.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Article X  Termination

This Agreement shall be terminated when the Secured Obligations have been fully performed and the Pledgee shall cancel or rescind this Agreement at a time as soon as reasonably practicable, before that, the Pledgors may not rescind the Agreement for any reason and in any manner without the consent of the Pledgee.

Article XI  Governing Law and Dispute Resolution

11.1  The execution, effectiveness, performance and interpretation of this Agreement, as well as the settlement of disputes shall be governed and construed by Chinese laws.

11.2  In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the parties shall friendly consult with each other. Upon failure of such consultations, any party may submit the relevant disputes to the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its pro tempore available arbitration rules. The place of arbitration shall be Beijing, and the arbitration shall be conducted in Chinese. The decision of the CIETAC shall be final and binding on the parties hereto.

11.3  As for the undisputed parts of the Agreement, the parties shall fulfill their obligations in good faith in accordance with the principles of this Agreement.

Article XII  Annex

   The appendixes attached hereto are an integral part of the Agreement.

Article XIII  Waiver

Pledgee’s not exercising or delay in exercising its Pledge right, shall not be deemed a waiver of the right, nor shall any single or partial exercise of any right, power or privilege under this Agreement exclude any other or further exercise thereof of this Agreement. The rights and remedies provided in this Agreement shall be cumulative and not exclude any rights or remedies provided by law.

Article XIV  Miscellaneous

14.1  Any modification, supplement or change to the Agreement shall be made in writing and shall enter into force after all the parties sign and / or affix their stamps on it.

14.2  If any clause of this Agreement is determined to be invalid or unenforceable due to any inconsistency with relevant laws, such clause shall be invalid or unenforceable within the jurisdiction of relevant laws and shall not affect the effectiveness of any other provisions of this Agreement.

14.3  This Agreement is written in both English and Chinese, and both versions shall have the same legal standing. Should any discrepancy arise between the two versions, the Chinese version shall prevail.

14.4  This Agreement is made into 8 originals with each Party holding one original, the rest of which are kept with Party A as back-up documents. Each original of the Agreement shall be equally binding.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

 [This page is the execution page without the text]

Pledgee: Chongqing  Difa Investment Management Ltd.

Legal Representative or Authorized Representative:

Pledgors: Shareholders of the Chongqing Zhongbao Investment Group Limited Liability

Comapny.

Signature:

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Appendix:

1. List of Shareholders of Zhongbao

2. Capital Contribution Certificate of Zhongbao

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Annex I

List of Shareholders of Zhongbao

Name	ID Number	Address	Amount (RMB)	Pledge Record	Equity Ratio
Haoji Xia	512301196308054892	8-16, Suit 2 ,NO.7,Minsheng Road,Yuzhong District,Chongqing	119,320,000		80.62%
Wanting Fei	510221198109121762	7-1 NO.7,Minsheng Road,Yuzhong District,Chongqing	28,680,000		19.38%

Company Seal

NOV, 10,2010

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Annex II

Capital Contribution Certificate of Zhongbao